Exhibit 10.12

                        BRAINSTORM CELL THERAPEUTICS INC.


                    2005 U.S. STOCK OPTION AND INCENTIVE PLAN


SECTION 1. GENERAL PURPOSE OF THE U.S. PLAN; DEFINITIONS

      The name of the plan is the BrainStorm Cell Therapeutics Inc. 2005 U.S. Stock Option and Incentive Plan (the "U.S. Plan"). The purpose of the Plan is to provide an incentive to retain, in the employ of the BrainStorm Therapeutics, Inc. (the "Company") and its Subsidiaries, persons of training, experience and ability; to attract new employees, directors, consultants and service providers; to encourage the sense of proprietorship of such persons; and to stimulate the active interest of such persons in the development and financial success of the Company by providing them with opportunities to receive stock-based awards in the Company.

      The following terms shall be defined as set forth below:

      "Act" means the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder.

      "Administrator" is defined in Section 2(a).

      "Award" or "Awards," except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options and Restricted Stock Awards.

      "Board" means the Board of Directors of the Company.

      "Code" means the U.S. Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

      "Committee" means the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

      "Effective Date" means the date on which the U.S. Plan is approved by stockholders as set forth in Section 13.

      "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

      "Fair Market Value" of the Stock on any given date means the fair market value of the Stock determined as follows:

            (i) If the Stock is listed on any established stock exchange or a national market system, including without limitation the Tel Aviv Stock Exchange, the NASDAQ National Market System or the NASDAQ SmallCap Market, the Fair Market Value shall be the last reported sale price of such Stock (or the highest closing bid, if no sales were reported), as quoted on such exchange or system for the last market trading day prior to time of determination, as reported in The Wall Street Journal, or such other source as the Administration deems reliable;

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            (ii) If the Stock is regularly quoted by one or more recognized securities dealers, but selling prices are not reported, the Fair Market Value shall be the mean between the highest bid and lowest asked prices for the Stock on the last market trading day prior to the day of determination; or

            (iii) In the absence of an established market for the Stock, the Fair Market Value thereof shall be determined in good faith by the Administration.

      "Global Plan" means the BrainStorm Cell Therapeutics Inc. 2004 Global Share Option Plan.

      "Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

      "Non-Employee Director" means a member of the Board who is not also an employee of the Company or any Subsidiary.

      "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

      "Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

      "Restricted Stock Award" means Awards granted pursuant to Section 6.

      "Section 409A" means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

      "Stock" means the Common Stock, par value $0.00005 per share, of the Company, subject to adjustments pursuant to Section 3.

      "Subsidiary" means any corporation or other entity (other than the Company) in which the Company has a controlling interest, either directly or indirectly.

      "Ten Percent Owner" means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

SECTION 2. ADMINISTRATION OF U.S. PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

      (a) Committee. The U.S. Plan shall be administered by either the Board or the Committee (the "Administrator").

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      (b) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the U.S. Plan, including the power and authority:

            (i) to select the individuals to whom Awards may from time to time be granted;

            (ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options and Restricted Stock Awards, or any combination of the foregoing, granted to any one or more grantees;

            (iii) to determine the number of shares of Stock to be covered by any Award;

            (iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the U.S. Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;

            (v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

            (vi) subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised; and

            (vii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the U.S. Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the U.S. Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the U.S. Plan; to decide all disputes arising in connection with the U.S. Plan; and to otherwise supervise the administration of the U.S. Plan.

      All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and U.S. Plan grantees.

            (c) Indemnification. Neither the Board nor the Committee, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the U.S. Plan, and the members of the Board and the Committee (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors' and officers' liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

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SECTION 3. STOCK ISSUABLE UNDER THE U.S. PLAN; MERGERS; SUBSTITUTION

      (a) Stock Issuable. The maximum number of shares of Stock available for issuance under the U.S. Plan shall be 9,143,462 shares, subject to adjustment as provided in Section 3(b). The pool of shares available for issuance under the U.S. Plan is the same pool of shares reserved and available for issuance under the Global Plan. Accordingly, shares issued pursuant to awards under either the Global Plan or this U.S. Plan shall reduce the number of shares available for future issuance under each plan. Not more than 9,143,462 shares shall be issued in the form of Incentive Stock Options. For purposes of the limitation on the number of shares available under the U.S. Plan, the shares of Stock underlying any Awards (including any Options under the Global Plan) that are forfeited, canceled, held back upon exercise of an Option or settlement of an Award (including any Options under the Global Plan) to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the U.S. and Global Plans. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award. The shares available for issuance under the U.S. and Global Plans may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

      (b) Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company's capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the U.S. and Global Plans, (ii) the maximum number of Incentive Stock Options that may be issued under the U.S. Plan, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the U.S. Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (v) the price for each share subject to any then outstanding Stock Options under the U.S. Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options) as to which such Stock Options remain exercisable. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the U.S. Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

      The Administrator may also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Administrator that such adjustment is appropriate to avoid distortion in the operation of the U.S. Plan, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.

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      (c) Mergers and Other Transactions. In the case of and subject to the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for a different kind of securities of the successor entity and the holders of the Company's outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iv) the sale of all of the Stock of the Company to an unrelated person or entity (in each case, a "Sale Event"), all Options and other Awards shall be appropriately adjusted in accordance with Section 3(b) and shall be assumed by the successor entity and shall continue to have the same vesting schedule, except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award documentation or otherwise in the Administrator's discretion. Upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. In the event of such termination, each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options held by such grantee, including any such Options that may become exercisable upon the consummation of the Sale Event; provided, however, that the exercise of Options not exercisable prior to the Sale Event shall be subject to the consummation of the Sale Event.

      Notwithstanding anything to the contrary in this Section 3(c), in the event of a Sale Event pursuant to which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Sale Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the grantees holding Options, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the value as determined by the Administrator of the consideration payable per share of Stock pursuant to the Sale Event (the "Sale Price") times the number of shares of Stock subject to outstanding Options (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options.

      (d) Substitute Awards. The Administrator may grant Awards under the U.S. Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the U.S. Plan shall not count against the share limitation set forth in Section 3(a).

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SECTION 4. ELIGIBILITY

      Grantees under the U.S. Plan will be such U.S.-based full or part-time officers and other employees, Non-Employee Directors and key persons (including consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5. STOCK OPTIONS

      Any Stock Option granted under the U.S. Plan shall be in such form as the Administrator may from time to time approve.

      Stock Options granted under the U.S. Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a "subsidiary corporation" within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

      (a) Stock Options Granted to Employees and Key Persons. The Administrator in its discretion may grant Stock Options to eligible employees and key persons of the Company or any Subsidiary. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the U.S. Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee's election, subject to such terms and conditions as the Administrator may establish.

            (i) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

            (ii) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

            (iii) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

            (iv) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award agreement:

            (A) In cash, by certified or bank check or other instrument acceptable to the Administrator;

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            (B) Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that are beneficially owned by the optionee and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

            (C) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award agreement or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to.

            (v) Annual Limit on Incentive Stock Options. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this U.S. Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6. RESTRICTED STOCK AWARDS

      (a) Nature of Restricted Stock Awards. A Restricted Stock Award is an Award entitling the recipient to acquire, at such purchase price (which may be zero) as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant ("Restricted Stock"). Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

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      (b) Rights as a Stockholder. Upon execution of a written instrument setting forth the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in Section 6(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 6(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

      (c) Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award agreement. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to
Section 10 below, in writing after the Award agreement is issued, if any, if a grantee's employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price from such grantee or such grantee's legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a shareholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

      (d) Vesting of Restricted Stock. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company's right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed "vested." Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to
Section 10 below, in writing after the Award agreement is issued, a grantee's rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee's termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the provisions of Section 6(c) above.

SECTION 7. TRANSFERABILITY OF AWARDS

      (a) Transferability. Except as provided in Section 7(b) below, during a grantee's lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee's legal representative or guardian in the event of the grantee's incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

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      (b) Committee Action. Notwithstanding Section 7(a), the Administrator, in
its discretion, may provide either in the Award agreement regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Awards (other than any Incentive Stock Options) to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this U.S. Plan and the applicable Award.

      (c) Domestic Relations Orders. Without limiting the generality of Section 7(a), and notwithstanding Section 7(b), no domestic relations order purporting to authorize a transfer of an Award shall be recognized as valid, except as the Administration may otherwise determine.

      (d) Family Member. For purposes of Section 7(b), "family member" shall mean a grantee's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee's household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than fifty percent (50%) of the voting interests.

      (e) Designation of Beneficiary. Each grantee to whom an Award has been made under the U.S. Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee's death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee's estate.

SECTION 8. TAX WITHHOLDING

      (a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company's obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax obligations being satisfied by the grantee.

      (b) Payment in Stock. Subject to approval by the Administrator, a grantee may elect to have the minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

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SECTION 9. TRANSFER, LEAVE OF ABSENCE, ETC.

      For purposes of the U.S. Plan, the following events shall not be deemed a termination of employment:

      (a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

      (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 10. AMENDMENTS AND TERMINATION

      The Board may, at any time, amend or discontinue the U.S. Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. Except as provided in Section 3(b) or 3(c), in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or effect repricing through cancellation and re-grants. Any material U.S. Plan amendments (other than amendments that curtail the scope of the U.S. Plan), including any U.S. Plan amendments that (i) increase the number of shares reserved for issuance under the U.S. Plan, (ii) expand the type of Awards available under, materially expand the eligibility to participate in, or materially extend the term of, the U.S. Plan, or (iii) materially change the method of determining Fair Market Value, shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. In addition, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the U.S. Plan are qualified under Section 422 of the Code, U.S. Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 10 shall limit the Administrator's authority to take any action permitted pursuant to Section 3(c).

SECTION 11. STATUS OF U.S. PLAN

      With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

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SECTION 12. GENERAL PROVISIONS

      (a) No Distribution; Compliance with Legal Requirements. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

      No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

      Each grantee shall acknowledge that the grantee's rights to sell any shares of Stock may be subject to certain limitations (including a lock-up period), as may be requested by the Company or its underwriters, and the grantee shall unconditionally agree and accept any such limitations.

      (b) Delivery of Stock Certificates. Stock certificates to grantees under this U.S. Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee's last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee's last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic "book entry" records).

      (c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this U.S. Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this U.S. Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

      (d) Trading Policy Restrictions. Option exercises and other Awards under the U.S. Plan shall be subject to such Company's insider trading policy and procedures, as in effect from time to time.

      (e) Forfeiture of Awards under Sarbanes-Oxley Act. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any grantee, that is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse the Company for the amount of any Award received by such individual under the U.S. Plan during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.

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      (f) Compliance with Section 409A. To the extent an Award is subject to the requirements of Section 409A, then the applicable agreement evidencing such Award and the Plan shall be construed and administered in a manner such that the Award complies with Section 409A, and the Committee may revise the agreement evidencing such Award and/or the U.S. Plan so that such Award shall be in compliance with Section 409A. Additionally, to the extent any Award is subject to Section 409A, notwithstanding any provision herein to the contrary, the U.S. Plan shall not permit the acceleration of, or changes in, the time or schedule of any distribution related to such Award, except to the extent consistent with the requirements of Section 409A.

SECTION 13. EFFECTIVE DATE OF U.S. PLAN

      This U.S. Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present. Subject to such approval by the stockholders and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board. No grants of Stock Options and other Awards may be made hereunder after the tenth (10th) anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth (10th) anniversary of the date the Plan is approved by the Board.

SECTION 14. GOVERNING LAW

      This U.S. Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Washington, applied without regard to conflict of law principles.


DATE APPROVED BY BOARD OF DIRECTORS:            February 24, 2005

DATE APPROVED BY STOCKHOLDERS:                  MARCH 28, 2005


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